                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 9, 1997, included in the Bridgeport Machines, Inc. Form 10-K for the year ended March 29, 1997, and to all references to our Firm included in this registration statement.

                           /s/ Arthur Andersen LLP
                               Arthur Andersen LLP

Stamford, Connecticut
December 17, 1997